Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

First Community Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $1.00 per share	457(f)(1)	1,733,434(1)	N/A	$47,121,800.20(2)	0.00015310	$7,214.35(3)
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts							$7,214.35
	Total Fees Previously Paid							0.00
	Total Fee Offsets							0.00
			Net Fee Due					$7,214.35

(1)	Represents the number of shares of common stock, par value $1.00 per share (“First Community common stock”), of First Community Corporation (“First Community”) estimated to be issuable upon completion of the merger. This number is based upon an estimate of (x) 2,704,264 shares of common stock, $2.00 par value per share (“Signature Bank common stock”), of Signature Bank of Georgia (“Signature Bank”) outstanding as of September 4, 2025, or issuable or expected to be cancelled or exchanged in connection with the merger of Signature Bank of Georgia with and into First Community Bank, which is the sum of: (a) 2,575,731 shares of Signature Bank common stock outstanding, plus (b) 128,533 shares of Signature Bank common stock issuable upon the exercise of outstanding Signature Bank options multiplied by (y) the exchange ratio of 0.6410 shares of First Community common stock for each share of Signature Bank common stock.

(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and computed pursuant to Rule 457(c) thereunder as follows: the average of the bid and asked prices of Signature Bank common stock as reported on the OTCID (formerly OTC Pink) on September 4, 2025 ($17.425), multiplied by the maximum number of shares of Signature Bank common stock to be converted in the merger.

(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $153.10 per $1,000,000 of the proposed maximum aggregate offering price.